Exhibit 10.27

This is an English Translation

Guarantee Contract

No.: 2011074RGB001

Guarantor: Legend Holdings Limited

Business License No.: 110000004205071

Legal Representative/Responsible Person: Chuanzhi Liu

Address: 10/F, Tower A, Raycom Info Tech Park, No.2 Ke Xue Yuan Nan Lu, Zhongguancun,

Haidian District, Beijing

Deposit Financial Institution and Account Number: Operation Department of Beijing Haidian

Branch of Bank of China Limited/0100434772

Telephone: 62509461 Fax: 62509165

Creditor: Bank of China Limited, Beijing Dongcheng Branch

Legal Representative/Responsible Person: Xuefei Yao

Address: No. 81, Dong Da Street, Jiao Dao Kou, Dong Cheng District, Beijing

Zip code: 100007

Telephone: 64068216 Fax: 64065584

In order to guarantee the performance of debt under the “Principal Contract” provided in Article 1 of this Contract, Guarantor agrees to provide guarantee to Creditor.  Bothe parties enter into this Contract through consultation.  Unless otherwise provided in this Contract, the interpretations of terms under this Contract shall be subject to interpretations of such terms determined in the Principal Contract.

Article 1 Principal Contract

The Principal Contract of this Contract is:

Fixed Assets Loan Contract (No. Q110 2011074RG001) and its amendments or supplements entered into by and between the Creditor and Beijing China Auto Rental Co., Ltd.

Article 2 Principal Creditor’s Right

The creditor’s right under the provisions of the Principal Contract shall be the principal creditor’s right of this Contract, including principal, interest (including statutory interest, contracted interest, compound interest and default interest), liquidated damages, compensation, expenses for realizing the creditor’s right (including but not limited to litigation fees, attorney fees, notary fees and enforcement fees), Creditor’s costs incurred by Debtor’s default and all other payable costs.

Article 3 Mode of Guarantee

The mode of guarantee under this Contract shall be item 1 set forth below:

1.             Guarantee of joint and several liability;

2.             General guarantee.

Article 4 Performance of Guarantee Liability

If Debtor fails to perform its obligation to pay the debts on any regular repayment day or advanced repayment day as agreed, Creditor has the right to demand the Guarantor to undertake its guarantee liability.

The aforementioned regular repayment day shall be the principal repayment day, interest payment day, or any other day on which Debtor shall pay any amount to Creditor as determined in the Principal Contract.  The aforementioned advanced repayment day shall be the advanced repayment day proposed by the Debtor and consented by the Creditor and the day that the Creditor demands the Debtor to repay principal and interest of the creditor’s right and/or any other amounts according to the provisions in the Principal Contract.

Other than this Contract, if the Principal creditor’s right is also guaranteed by other property or other security, it shall not affect any rights or exercise thereof under this Contract. The Creditor shall have its sole direction to determine the priority for respective security. The Guarantor shall undertake the guarantee liability as determined in this Contract and shall not take the existence of other security or the priority for exercise of guaranties as a defense.

Article 5 Term of Guarantee

The term of the guarantee shall be two years from the date of maturity of the principal creditor’s right for repayment.

In the event the principal creditor’s right shall be repaid in installments, the term of the guarantee shall commence from the effective date of this Contract until be two years from the date of maturity of the last installment of the creditor’s right.

Article 6 Limitation of Action of Debt Guaranteed

In the event of joint and several guarantee liability, if the principal creditor’s right has not been paid off and the Creditor demands the Debtor to undertake the guarantee liability prior to the expiration date of the term of the guarantee according to Article 5 of this Contract, limitation of action shall be calculated and applied to the guarantee liability from the date on which the Creditor demands the Debtor to undertake such guarantee liability.

In the event of general guarantee liability, if the Creditor has filed a suit or arbitration against the Debtor prior to the expiration date of the term of the guarantee according to Article 5 of this Contract, limitation of action shall be calculated and applied to the guarantee liability from the date on which the verdict of the suit or the award of the arbitration has become effective.

Article 7 Relationship between this Contract and Principal Contract

In the event that the parties of the Principal Contract terminate the Principal Contract or mature the Principal Contract in advance, the Guarantor shall undertake the guarantee liability on the creditor’s right that has already vested.

In the event that the parties of the Principal Contract modify the Principal Contract through consultation, such modification shall not be subject to the Guarantor’s consent unless it concerns currency, interest rate, amount, term, changes that results in additional amount of the principal creditor’s right or other situations that postpones the maturity date of the Principal Contract. The Guarantor shall undertake the guarantee liability under the modified Principal Contract.

In the event that a consent from the Guarantor is required, and the written consent from the Guarantor is not obtained or the Guarantor refuses to issue such consent where such consent is necessary, the Guarantor shall not take any guarantee liability on the additional amount of the principal creditor’s right, and the term of the guarantee shall be the original term, in the case of postponement of the maturity of the Principal Contract.

In the event that Creditor issues sight credit to Debtor and then both parties undertake import bill advance business, or issues usance credit and then both parties undertake import bill advance business providing that the term of the documentary bills is no later than that the valid term of the credit, no consent from the Guarantor is required. The Guarantor shall undertake joint and several guarantee liability on Debtor’s import bill advance finance or other forms of follow-up finance provided by the Creditor. The term of guarantee shall commence from the effective date of the import bill advance agreement until two years from the maturity date of the creditor’s right.

Article 8 Representations and Warranties

The Guarantor represents and warrants as follows:

1.             The Guarantor has been duly incorporated and is validly existing, and has full capacity for civil rights and capacity for civil conduct to execute and perform this Contract;

2.             The Guarantor is fully aware of the content of the Principal Contract, and the execution and performance of this Contract is based on its true intent indication, and it has obtained all legal and effective authorization as required by its articles of association and other internal constitutional documents.

In the event that the Guarantor is a corporation, such guarantee has been passed by the resolution of board of directors or shareholders meeting as required by its articles of association; in the event that its articles of association provides the amount limitations on the total amount of guarantee aggregately or amount per guarantee, the guarantee amount under this Contract has not exceeded such limitation.

The signature of the legal representative or authorized signatory representing the Guarantor signing this Contract has been duly and validly authorized; the execution and performance of this Contract shall not breach any contract, agreement or other instrument which is binding to the Guarantor;

3.             The documents and materials provided by the Guarantor to the Creditor is accurate, true, complete and valid;

4.             The Guarantor accepts Creditor’s supervision and examination on the Guarantor’s operation and financial conditions, and offers assistance and cooperation;

5.             The Guarantor does not conceal any material liabilities that have occurred prior to the execution date of this Contract;

6.             In the event that any situation that may affects Guarantor’s financial condition or performance capacity, including but not limited to any changes regarding the operation mode, such as split-up, merger, co-operation, equity/contractual joint venture with foreign investment, contracted management, restructure, transformation or initial public offering plan, decreasing registered capital, material assets or share transfer, undertaking material liability, winding up, liquidation or bankruptcy, or any material suit or arbitration, the Guarantor shall notify the Creditor promptly.

Article 9 Default and Resolution

The following events shall be deemed as default by the Guarantor under this Contract:

1.             the Guarantor fails to perform its guarantee liability according to the provisions of this Contract;

2.             the representation made by the Guarantor in this Contract is not true or the Guarantor breaches its undertakings under this Contract;

3.             the occurrence of events stated in Clause 6 Article 8 of this Contract, which adversely affects Guarantor’s financial condition and its performance capacity;

4.             the Guarantor terminates its operation or is wound up, liquidated, or bankrupt;

5.             the Guarantor breaches other provisions regarding rights and obligation under this Contract;

6.             the Guarantor defaults under other contracts entered into with the Creditor or other institutions of Bank of China Limited.

In the event of the aforementioned defaults, the Creditor shall have the right to adopt the following measures, case by case, respectively or aggregately:

1.             to demand Debtor to cure its default and perform its guarantee liability on a timely manner;

2.             to wholly or partly decrease, suspend or terminate Debtor’s credit quota;

3.             to wholly or partly suspend or terminate the process for Creditor’s business application under other contracts; as to the unissued loans or un-handled trade financing, to wholly or partly suspend the issuance or handling;

4.             to announce all or part of Guarantor’s unpaid loans/ trade financing principal and interest and other payable amounts under other provisions of contracts due;

5.             to terminate or discharge this Contract or all or part of other contracts between the Guarantor and the Creditor;

6.             to demand the Debtor to compensate the Creditor for any loss arising from the

Debtor’s default;

7.             to deduct the balance in Guarantor’s account opened in the Creditor to discharge all or part of the Guarantor’s liability against the Creditor.  The undue amount in the account shall be deemed as due in advance.  In the event that the currency in the account is different from the currency used by the Creditor for business, the applicable exchange rate for settlement of exchange used by the Creditor at the time of settlement shall apply.

8.             other measures that are deemed as proper by the Creditor.

Article 10 Rights Reserved

In the event that one party does not exercise part or all of its rights under this contract, or demand the other party to perform, undertake part or all of its obligations or liabilities, it shall not be deemed as a waiver to such right or the performance of such obligation or liability.

Any excuse, extension or deferment of exercising rights under this Contract by one party, shall not affect any of its right according to this Contract, laws or regulations, nor shall it be deemed as a waiver to such right.

Article 11 Modification, Amendment and Termination

Upon mutual agreement by both parties, this Contract can be modified or amended in writing.  Any modification or amendment shall be deemed as an integral part of this Contract.

Unless otherwise provided by laws, regulations or as agreed by parties, this Contract shall not be deemed as being terminated until all rights and obligations hereunder have been performed.

Unless otherwise provided by laws, regulations or agreed by parties, any invalidity of any provision of this Contract shall not affect validity of other provisions hereof.

Article 12 Governing Law and Resolutions of Disputes

This Contract shall be governed by the Laws of the People’s Republic of China.

Any disputes with respect to the performance of this Contract shall be resolved through consultation.  In the event that such consultation fails, both parties agree that it shall be resolved by the same resolution of disputes as determined in the Principal Contract.

During the resolution of disputes, in the event that such disputes do not affect the performance of other provisions of this Contract, such provisions shall be performed as agreed.

Article 13 Attachments

The attachments determined by both parties shall form an integral part of this Contract and have the same legal validity as this Contract.

Article 14 Miscellaneous

1.             The Guarantor shall not assign any right or obligation under this Contract to a third party without Creditor’s prior consent.

2.             In the event that the Creditor assigns any right or obligation under this Contract to other institutions of Bank of China Limited for the purpose of business, the Guarantor shall consent to such assignment. Any institution of Bank of China Limited authorized by the Creditor shall have the right to exercise all rights under this Contract and to file any dispute in a court or arbitration institution with respect to any disputes under this Contract.

3.             Without prejudice to other provisions of this Contract, this Contract shall be legally binding to the legal successors or assignees of both parties.

4.             Unless otherwise provided, both parties confirms that the addresses set forth in this Contract shall be the addresses for the purpose of notices, and in the event that the address of any party for notices changes, such notification shall be given to the other party in writing promptly.

5.             The headlines and business terms under this Contract are for the purpose of reference only, and shall not be deemed as interpretations to the contents of provisions or rights and obligations of both parties.

Article 15 Effectiveness

This Guarantee Contract shall become effective upon the execution by legal representatives, responsible persons or authorized signatories of both parties with official seals.

This Contract shall have four copies, among which, the Borrower shall hold one copy and the Lender shall hold three. Each copy shall have the same legal effect.

(This is a signature page)

Guarantor: Legend Holdings Limited	Creditor: Beijing Dongcheng Branch of Bank of China Limited

[Company’s seal affixed]	[Company’s seal affixed]

Authorized Signatory	Authorized Signatory

/s/ Chuanzhi Liu	/s/ Xuefei Yao

Signing Date: April 22, 2011	Signing Date: April 22, 2011